EXHIBIT 99.1
                                                                  ------------


FOR IMMEDIATE RELEASE
MAY 4, 2006

                            INTERLINE BRANDS, INC.
                     ANNOUNCES FIRST QUARTER 2006 RESULTS


JACKSONVILLE, FLA. - MAY 4, 2006 - Interline Brands, Inc. (NYSE: IBI) ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported earnings for the fiscal quarter ended March 31, 2006. Sales for the first quarter of 2006 increased 14.3% over the same period of the prior year, with one fewer shipping day than in the prior year period. Average daily sales increased 16.1%. Adjusted pro forma earnings per diluted share was $0.27 for the first quarter of 2006, an increase of 13% over adjusted pro forma earnings per diluted share of $0.24 in the same period last year. GAAP earnings per diluted share was $0.26 for the first quarter of 2006 compared to GAAP earnings per diluted share of $0.04 for the first quarter of 2005.

Michael Grebe, Interline's President and Chief Executive Officer, commented, "We are pleased with Interline's continued strong performance during the first quarter of 2006. Business conditions remained favorable in our key customer markets in most regions of the country."


FIRST QUARTER 2006 PERFORMANCE
Sales for the quarter ended March 31, 2006 were $224.7 million, a 14.3% increase over sales of $196.5 million in the comparable 2005 period. Average organic daily sales growth for the first quarter was 10.5%.

"Our professional contractor business continued to favorably impact our top line in the quarter, with organic revenue growth of over fifteen percent," said William Sanford, Executive Vice President and Chief Operating Officer.

Gross profit increased $10.2 million to $85.7 million for the first quarter of 2006, up from $75.5 million in the comparable period of 2005. As a percentage of net sales, gross profit during the quarter declined to 38.1% from 38.4% in the comparable 2005 period, primarily as a result of product mix.

SG&A expenses for the first quarter of 2006 were $61.7 million compared to $53.7 million for the first quarter of 2005. As a percentage of net sales, SG&A expenses were 27.5% compared to 27.3% in the comparable 2005 period. SG&A expenses in the first quarter of 2006 included $0.7 million in share-based compensation expense, which is $0.5 million more than in the prior year quarter. This is a result of the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," which requires options to be expensed, and 2006 grants of stock options and restricted stock units.

"Our operations team performed exceptionally well in the quarter," said Mr. Grebe. "We were able to keep operating expenses in line despite rising fuel costs and fluctuating raw material prices."

Operating income was $20.6 million, or 9.2% of sales, for the first quarter of 2006 compared to $18.6 million, or 9.5% of sales, for the first quarter of 2005, a 10.5% increase. Excluding $0.5 million of incremental share-based compensation, operating income for the first quarter of 2006 was 9.4% of sales, and increased 13.0% over the comparable prior year period.


BUSINESS OUTLOOK
Mr. Grebe stated, "We are very pleased with our financial performance for the first quarter. Our guidance includes the estimated effect of all share-based compensation expense. Earnings per diluted share for the second quarter are expected to be $0.26 - $0.28, and include $0.02 per share of share-based compensation expense, which is $0.01 per share greater than in the prior year quarter. Earnings per share for fiscal year 2006 are expected to be $1.23 - $1.25, including $0.06 per share in total share-based compensation expense, which is $0.04 higher than in fiscal year 2005."

With the exception of specifying incremental share-based compensation expense, the Company has not changed its annual guidance provided on February 23, 2006.


CONFERENCE CALL
Interline Brands will host a conference call on May 5, 2006 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 8206934. This recording will expire on May 19, 2006.

ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 160,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain events which affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These events include IPO related activities such as the expense associated with the early extinguishment of debt and the timing effect of paying off debt with proceeds from the IPO in the first quarter of 2005, the adoption of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," and the issuance of stock options and restricted stock units in the first quarter of 2006. In order to present a meaningful comparison, the accompanying table below shows the estimated effect on the Company's net income of recording the IPO transactions as if they had occurred at the beginning of the first quarter of 2005 and not recording the effect of adopting Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," and the issuance of stock options and restricted stock units. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: TOM TOSSAVAINEN

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF MARCH 31, 2006 AND DECEMBER 30, 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                               MARCH 31,   DECEMBER 30,
                                                                                 2006          2005
                                                                               ------------------------
ASSETS
Current Assets:
       Cash and cash equivalents                                               $  16,712    $   2,958
       Accounts receivable - trade (net of allowance for
         doubtful accounts of $8,475 and $8,150)                                 116,704      113,271
       Accounts receivable - other                                                 9,068       12,163
       Inventory                                                                 164,621      165,282
       Prepaid expenses and other current assets                                   6,905        5,498
       Deferred income taxes                                                      14,537       13,945
                                                                               ---------    ---------
                Total current assets                                             328,547      313,117

Property and equipment, net                                                       29,159       29,865
Goodwill                                                                         249,554      249,574
Other intangible assets, net                                                     102,527      104,244
Other assets                                                                       9,175        8,969
                                                                               ---------    ---------
                Total assets                                                   $ 718,962    $ 705,769
                                                                               =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
       Accounts payable                                                        $  68,902    $  69,182
       Accrued expenses and other current liabilities                             22,484       21,574
       Accrued merger expenses                                                     5,064        5,408
       Accrued interest                                                            5,989        2,152
       Income taxes payable                                                        5,916        1,780
       Revolver                                                                       --        3,000
       Current portion of long-term debt                                           1,400        1,400
       Capital lease - current                                                       452          452
                                                                               ---------    ---------
                Total current liabilities                                        110,207      104,948

Long-Term Liabilities:
Deferred income taxes                                                             34,101       34,646
Long-term debt, net of current portion                                           280,325      280,675
Capital lease -  long term                                                           875          958
                                                                               ---------    ---------
                Total liabilities                                                425,508      421,227
                                                                               ---------    ---------
Commitments and contingencies
Senior preferred stock, $0.01 par value, 20,000,000 shares authorized,
  no shares outstanding as of March 31, 2006 and December 30, 2005                    --           --
                                                                               ---------    ---------

Stockholders' equity:
       Common stock; $0.01 par value, 100,000,000 authorized; 32,220,669 issued and 32,204,192 outstanding as of March 31, 2006 and 32,220,669
       issued and outstanding as of December 30, 2005                                322          322
       Additional paid-in capital                                                557,136      558,183
       Accumulated deficit                                                      (264,596)    (273,037)
       Accumulated other comprehensive income                                        975          992
       Deferred compensation                                                          --       (1,918)
       Treasury stock, at cost, 16,477 shares as of March 31, 2006                  (383)          --
                                                                               ---------    ---------
                Total stockholders' equity                                       293,454      284,542
                                                                               ---------    ---------
                Total liabilities and stockholders' equity                     $ 718,962    $ 705,769
                                                                               =========    =========


        SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND APRIL 1, 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        THREE MONTHS ENDED
                                                   ----------------------------
                                                      MARCH 31,       APRIL 1,
                                                       2006            2005
                                                   --------------   -----------

Net sales                                          $    224,674    $    196,491
Cost of sales                                           138,966         121,005
                                                   ------------    ------------
    Gross profit                                         85,708          75,486

Operating Expenses:
    Selling, general and administrative expenses         61,678          53,740
    Depreciation and amortization                         3,445           3,117
                                                   ------------    ------------
       Total operating expense                           65,123          56,857
                                                   ------------    ------------
Operating income                                         20,585          18,629

Loss on extinguishment of debt                               --         (10,340)
Interest expense                                         (6,952)         (6,270)
Interest income                                              60             120
Other income                                                126             168
                                                   ------------    ------------
    Income before income taxes                           13,819           2,307
Provision for income taxes                                5,378             914
                                                   ------------    ------------
Net income                                                8,441           1,393
                                                   ============    ============

Earnings Per Share:
Basic                                              $       0.26    $       0.04
                                                   ============    ============
Diluted                                            $       0.26    $       0.04
                                                   ============    ============

Weighted-Average Shares Outstanding:
Basic                                                32,091,133      31,917,175
                                                   ============    ============
Diluted                                              32,584,503      32,313,188
                                                   ============    ============

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED) THREE MONTHS ENDED MARCH 31, 2006 AND APRIL 1, 2005
(IN THOUSANDS)

                                                        THREE MONTHS ENDED
                                                    ------------------------
                                                      MARCH 31,    APRIL 1,
                                                        2006         2005
                                                    -----------   ----------

Net income                                          $     8,441   $    1,393

Other comprehensive income (loss):
Foreign currency translation                                (17)         (38)
                                                    -----------   ----------

Total comprehensive income                          $     8,424   $    1,355
                                                    ===========   ==========

SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2006 AND APRIL 1, 2005
(IN THOUSANDS)

                                                                                  THREE MONTHS ENDED
                                                                              --------------------------
                                                                                MARCH 31,      APRIL 1,
                                                                                  2006           2005
                                                                              -----------    -----------
Cash Flows from Operating Activities:
  Net income                                                                  $     8,441    $     1,393
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
       Depreciation and amortization                                                3,445          3,117
       Amortization and write-off of debt issuance costs                              418          2,685
       Redemption premium on 11.5% senior subordinated notes                           --          8,050
       Stock based compensation                                                       716            238
       Deferred income taxes                                                       (1,117)           356
       Provision for doubtful accounts                                                836            354

  Changes in assets and liabilities, net of business acquired:
     Accounts receivable - trade                                                   (4,269)        (7,528)
     Accounts receivable - other                                                    3,095          1,536
     Inventory                                                                        661           (468)
     Prepaid expenses and other current assets                                     (1,407)        (1,888)
     Other assets                                                                    (206)          (543)
     Accounts payable                                                                (280)           665
     Accrued expenses and other current liabilities                                   527         (1,478)
     Accrued merger expenses                                                          (64)          (111)
     Accrued interest                                                               3,837          2,810
     Income taxes payable                                                           4,136         (6,033)
                                                                              -----------    -----------
          Net cash provided by operating activities                                18,769          3,155
                                                                              -----------    -----------
  Cash Flows from Investing Activities:
    Purchase of property and equipment, net                                        (1,527)        (1,543)
    Purchase of businesses, net of cash acquired                                     (193)        (1,009)
                                                                              -----------    -----------
          Net cash used in investing activities                                    (1,720)        (2,552)
                                                                              -----------    -----------
  Cash Flows from Financing Activities:
    (Decrease) increase in revolver, net                                           (3,000)        17,000
    Repayment of long-term debt                                                      (350)       (70,250)
    Payment of redemption premium on 11.5% senior subordinated notes                   --         (8,050)
    Initial public offering costs                                                      --           (578)
    Proceeds from exercise of underwriters over-allotment options                      --          2,333
    Excess tax benefits from stock-based compensation                                 155             --
    Payments on capital lease obligations                                             (83)            --
                                                                              -----------    -----------
          Net cash used in financing activities                                    (3,278)       (59,545)
                                                                              -----------    -----------
Effect of exchange rate changes on cash and cash equivalents                          (17)           (38)
                                                                              -----------    -----------
Net increase (decrease) in cash and cash equivalents                               13,754        (58,980)
Cash and cash equivalents at beginning of period                                    2,958         69,178
                                                                              -----------    -----------
Cash and cash equivalents at end of period                                    $    16,712    $    10,198
                                                                              ===========    ===========

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for :
Interest                                                                      $     2,697    $     1,611
                                                                              ===========    ===========
Income taxes (net of refunds)                                                 $     2,246    $     6,595
                                                                              ===========    ===========

Schedule of Non-Cash Investing and Financing Activities:
Treasury stock acquired with accrued expenses and other current liabilities   $       383    $        --
                                                                              ===========    ===========
Adjustments to liabilities assumed and goodwill on businesses acquired        $        20    $        --
                                                                              ===========    ===========

              SEE ACCOMPANYING NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
THREE MONTHS ENDED MARCH 31, 2006 AND APRIL 1, 2005
(In thousands, except share and per share data)

                                                                        THREE MONTHS ENDED
                                                                   --------------------------
                                                                     MARCH 31,     APRIL 1,
                                                                       2006          2005
                                                                   -----------   ------------
Income before income taxes (GAAP)                                  $    13,819   $     2,307
  Add back the following items:
    Incremental share-based compensation expense                           469            --
    Loss on early extinguishment of debt                                    --        10,340
    Adjust interest expense associated with use of IPO proceeds             --           456
      to repay or redeem portions of the previously existing term loan and outstanding 11.5% notes and elimination of
      amortization of deferred financing fees
                                                                   -----------   -----------
           Adjusted pro forma income before income taxes                14,288        13,103
    Income taxes                                                         5,558         5,189
                                                                   -----------   -----------
Adjusted pro forma net income                                      $     8,730   $     7,914
                                                                   ===========   ===========

Adjusted pro forma earnings per share - basic                      $      0.27   $      0.25
Adjusted pro forma earnings per share - diluted                    $      0.27   $      0.24

Shares outstanding - basic                                          32,091,133    31,917,175
Shares outstanding - diluted                                        32,584,503    32,313,188

Incremental  share-based  compensation  expense  represents  higher  expense  than  in the comparable 2005 period associated with the adoptions of Statement of Financial  Accounting
Standards No. 123R, "Share-Based Payment",  which requires options to be expensed, and our
2006 grants of stock options and restricted stock units.

=============================================================================================

Adjusted Operating Income                                             THREE MONTHS ENDED
                                                                   -------------------------
                                                                     MARCH 31,     APRIL 1,
                                                                       2006         2005
                                                                   -----------   -----------

Net Sales                                                          $   224,674   $   196,491

Operating Income                                                        20,585        18,629
    Additional stock-based compensation expense                            469            --
                                                                   ------------  ------------
Adjusted Operating Income                                          $    21,054   $    18,629
                                                                   ============  ============
Adjusted Operating Income percentage of net sales                         9.4%          9.5%

=============================================================================================

Daily Sales Calculations                                            THREE MONTHS ENDED
                                                            -----------------------------------
                                                            MARCH 31,     APRIL 1,
                                                              2006         2005      % VARIANCE
                                                            ---------    ---------   ----------
Net Sales                                                   $ 224,674    $ 196,491     14.3%
Less: Acquisition                                           $ (10,962)
                                                            ---------    ---------
Organic Sales                                               $ 213,712    $ 196,491      8.8%
                                                            =========    =========   =======

Daily Sales:
  Ship Days                                                        64           65
  Average Daily Sales                                       $   3,511    $   3,023     16.1%
                                                            =========    =========   =======
  Average Organic Daily Sales                               $   3,339    $   3,023     10.5%
                                                            =========    =========   =======

Average  daily  sales are  defined as sales for a period of time  divided by the number of shipping days in that period of time. Average organic daily sales are defined as sales for a period of time divided by the number of shipping  days in that period of time  excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

==========================================================================================

                                                                       THREE MONTHS ENDED
                                                                  --------------------------
                                                                     MARCH 31,     APRIL 1,
                                                                       2006          2005
                                                                  ------------  ------------
Adjusted EBITDA:
  Net income (GAAP)                                               $      8,441  $      1,393
  Interest expense                                                       6,952         6,270
  Interest income                                                          (60)         (120)
  Loss on extinguishment of debt                                            --        10,340
  Additional stock-based compensation                                      469            --
  Provision for income taxes                                             5,378           914
  Depreciation and amortization                                          3,445         3,117
                                                                  ------------  ------------
    Adjusted EBITDA                                               $     24,625  $     21,914
                                                                  ============  ============

Adjusted  EBITDA is  presented  herein  because we believe  it to be  relevant  and useful information  to our  investors  because  it is  used by our  management  to  evaluate  the operating  performance of our business and compare our operating  performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine  appropriate levels of operating and
capital   investments.   Adjusted  EBITDA  excludes  certain  items,   including  loss  on
extinguishment of debt and additional stock-based  compensation,  which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance.  However, Adjusted
EBITDA is not a measure of financial  performance under GAAP and Adjusted EBITDA should be considered  in addition  to, but not as a  substitute  for,  other  measures of  financial performance  reported in accordance with GAAP,  such as net income.  While we believe that some of the items  excluded from Adjusted  EBITDA are not indicative of our core operating results,  these items do impact our income statement,  and management  therefore  utilizes
Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.